Exhibit 99.1

Vaccitech Reports Third Quarter 2022 Financial Results and Recent Corporate Developments

OXFORD, United Kingdom, November 10, 2022 - Vaccitech plc (NASDAQ: VACC) today announced its financial results for the third quarter ended September 30, 2022 and provided an overview of the Company’s recent corporate developments. Vaccitech is a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment and prevention of infectious diseases, autoimmunity, and cancer.

“This has been a very exciting quarter at Vaccitech. During the past three months we have made significant progress on our clinical programs, strengthened our balance sheet and leadership team, and continued to actively engage with investors,” remarked Bill Enright, CEO of Vaccitech. “We dosed the first patient in our Phase 2b clinical trial of VTP-300 in HBV and reported the findings of our Phase 1b/2a study of VTP-300 at the American Association for the Study of Liver Disease (AASLD) Liver meeting. In addition, we published a paper in Cell showing the activation of two key pathways with intravenous (IV) vaccination of a SNAPvax construct, which led to improved T cell mediated tumor killing in a pre-clinical model. We were also very pleased to announce the promotion of Gemma Brown to the role of CFO. I would also like to note that that this quarter’s royalty and milestone payments from the sales of Vaxzervria®, AstraZeneca’s COVID-19 vaccine, have assisted in extending our cash runway into the first quarter of 2025. All told, this was a very active quarter for us, and we look forward to continuing our progress and outreach in the coming quarter and year.”

“We have made excellent progress in our clinical programs in the past quarter and expect to reach a number of important clinical milestones in 2023,” stated Dr. Meg Marshall, Chief Medical Officer of Vaccitech. “We expect to have initiated our Phase 1/2a clinical study in the fourth quarter of 2022 with the first patient first visit (FPFV) for VTP-850, our prostate cancer program, early in the first quarter of 2023, and FPFV for VTP-1100, our HPV-Cancer program, early in the third quarter of next year. FPFV for VTP-1000, our program in Celiac disease, is slated for the fourth quarter of 2023. We also plan to present data from multiple ongoing studies of VTP-300 in HBV next year as well. So, we are looking forward to a 2023 filled with exciting clinical advances.”

Third Quarter 2022 Financial Highlights

•	Cash position: As of September 30, 2022, cash and cash equivalents were $200.1 million, compared to $214.1 million as of December 31, 2021. The cash burn from operating activities was $43.9 million, being the net of R&D and G&A spend offset by the cash received from revenue recognized in respect of sales of Vaxzevria®. $5.2 million of net cash was used in investing activities, which includes the buildout of the state of the art laboratory and Corporate Headquarters in Harwell, United Kingdom, where the Company relocated in the third quarter of 2022.

•	Revenues: Revenues comprised primarily of the Company’s share of milestone and royalty payments received by OUI from AstraZeneca related to commercial sales of Vaxzevria®. Revenues were $6.2 million in the third quarter of 2022 compared to $17.1 million in the second quarter of 2022, with the reduction attributable to no milestones being achieved in the third quarter of 2022.

•	Research and development expenses: Research and development expenses were $9.7 million in the third quarter of 2022 compared to $9.7 million in the second quarter of 2022, showing consistent total spend as we continue to advance our pipeline. The quarter on quarter R&D expense per program is outlined in the following table.

	three months ended September 30, 2022	three months ended June 30, 2022	Change
	$000	$000	$000
Direct research and development expenses by program:
VTP-200 HPV	1,310	804	506
VTP-300 HBV	2,418	4,361	-1,943
VTP-600 NSCLC[1]	111	77	34
VTP-800/850 Prostate cancer	1,160	460	700
Other and earlier stage programs	1,687	1,508	179
Total direct research and development expenses	6,686	7,210	-524
Internal research and development expenses:
Personnel-related (including share-based compensation)	2,626	2,197	429
Facility related	308	240	68
Other internal costs	124	73	51
Total research and development expense	9,744	9,720	24

1 The VTP-600 NSCLC Phase 1/2a trial is sponsored by Cancer Research UK

•	General and administrative expenses: General and administrative expenses were a gain of $11.1 million (after including a foreign exchange gain of $18.7 million) in the third quarter of 2022, compared to a gain of $6.4 million (after including a foreign exchange gain of $15.2 million) in the second quarter of 2022. Excluding the foreign exchange gain, G&A expenses were $7.6 million in the third quarter of 2022, which were mainly attributable to personnel expenses of $2.8 million, including the share-based payment charge of $0.6 million, insurance costs of $1.5 million, and legal and professional fees of $2.3 million. Excluding the foreign exchange gain, G&A expenses for the second quarter were $8.8 million and were mainly attributable to personnel expenses of $4.3 million, including the share-based payment charge of $2.1 million, insurance costs of $1.6 million, and legal and professional fees of $1.0 million.

•	Net Income: For the third quarter of 2022, the Company generated a net income attributable to its shareholders of $8.2 million, or $0.22 both per fully diluted share and per basic share, compared to a net income attributable to shareholders of $15.7 million, or $0.41 per fully diluted share and $0.42 per basic share, for the second quarter of 2022.

Recent Corporate Developments

Clinical developments:

•	On October 31, 2022, we announced the dosing of the first patient in HBV003, a phase 2b clinical trial of VTP-300 to evaluate the optimal timing of low dose nivolumab and impact of additional doses of the MVA boost for a sustained decline in HBsAG.

Pre-clinical developments:

•	On October 27, 2022, we announced the publication of research from VTP-1100 in Cell that demonstrates anti-tumor activity achieved with intravenous (IV) vaccination of a SNAPvax construct in an animal model. The study demonstrates that IV administration of SNAPvax primes and expands antigen-specific T cells and reverses suppression in the tumor microenvironment, which promotes T cell infiltration and tumor cell killing. An Investigational New Drug (IND) application submission is expected during the first half of 2023 for HPV related cancer.
•	On November 7, 2022 Dr. Young-Suk Lim, Professor of Gastroenterology in the Liver Center at University of Ulsan College of Medicine, presented a poster reporting Phase 1b/2a clinical trial data on VTP-300 at AASLD. The poster presentation showed VTP-300 immunotherapy, as monotherapy and when combined with low dose nivolumab at the boosting time point, was immunogenic and showed a sustained reduction in HBsAg in well-controlled CHB patients, and was administered with no treatment related SAEs and infrequent transient transaminitis. Two of five patients dosed in cohort 3 (ChAdOx1-HBV + MVA-HBV with low dose nivolumab given at the boost) with starting HBsAg levels below 100 achieved non-detectable levels of surface antigen at the data cutoff.

Company Leadership:

•	On September 20, 2022, we announced the promotion of Gemma Brown to Chief Financial Officer.

Upcoming Milestones

•	In addition to the recent developments detailed above, in the fourth quarter of 2022 the Company expects to

▪	Open a Phase 1/2 clinical trial of VTP-850 in patients with prostate cancer

•	In the first quarter of 2023, the Company

▪	Intends to conduct an interim efficacy review of HPV001, a Phase 1b/2 clinical trial of VTP-200, a potential treatment for low grade HPV-related cervical lesions
▪	Expects to have FPFV for VTP-850 in our prostate cancer program
▪	Intends to move its U.S. team into a new, state of the art facility in Germantown, Maryland

•	In 2023, the Company expects to

▪	Submit IND applications for its two lead SNAPvax candidates, VTP-1000 for the treatment of celiac disease and VTP-1100 for the treatment of HPV-associated cancers
▪	Have FPFV for VTP-1100 in our HPV cancer program
▪	Have FPFV for VTP-1000 in our Celiac disease program
▪	Present data from multiple ongoing clinical studies at AASLD and The European Association for the Study of the Liver (EASL) conferences

About Vaccitech

Vaccitech plc (“the Company”) is a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment of chronic infectious diseases, cancer, autoimmunity, and other diseases where the T cell arm of the immune system is believed to play an important role. The company’s proprietary platforms include modified simian adenoviral vectors (ChAdOx1 and ChAdOx2), other viral vectors including the well-validated Modified vaccinia Ankara (MVA), and synthetic nano-particle technologies (SNAPvax™ and Syntholytic™). The combination of different technologies in a mix and match approach (heterologous prime-boost) consistently generates significantly higher magnitudes of T cells compared with other technologies and approaches. The Company has a broad pipeline of both clinical and preclinical stage therapeutic programs to treat solid tumors, chronic viral infections as well as additional prophylactic viral vaccine programs. Vaccitech co-invented a COVID-19 vaccine, Vaxzevria®, with the University of Oxford, now approved for use in many territories and exclusively licensed worldwide to AstraZeneca through OUI. Vaccitech is entitled to receive a share of all milestone and royalty income received by OUI from AstraZeneca related to Vaxzevria®.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “would,” “forward,” “expect,” “plan,” “intend,” “believe,” “potential,” “continue,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward looking statements include express or implied statements regarding the Company’s future expectations, plans and prospects, and include, without limitation, statements regarding the timing and advancement of the Company’s programs, including the clinical trials of VTP-200, VTP-300, and VTP-850, statements regarding the timing for the initiation of dosing of VTP-300, VTP-850, and the Company’s two lead SNAPvax candidates, VTP-1000 and VTP-1100, statements regarding the timing for the potential IND applications for VTP-1000 and VTP-1100, statements regarding the presentation of data at future conferences, and statements regarding the Company’s capital. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: the success, cost and timing of the Company’s product development activities and planned and ongoing clinical trials, the Company’s ability to execute on its strategy, regulatory developments, the Company’s ability to fund its operations, global economic uncertainty and the impact that the current ongoing COVID-19 pandemic will have on the Company’s clinical trials, preclinical studies and access to capital and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the second quarter of 2022 and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

VACCITECH PLC

CONDENSED Consolidated Balance SheetS

(In THOUSANDS, except Number of shares and per share AMOUNTS)

(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$200,104	$214,054
Accounts receivable	26	20
Accounts receivable - related parties	6,152	-
Research and development incentives receivable	4,091	6,229
Prepaid expenses and other current assets	8,248	6,462
Total current assets	218,621	226,765
Goodwill	12,630	12,630
Property and equipment, net	6,766	1,829
Intangible assets, net	29,059	31,430
Right of use assets, net	7,558	7,257
Other assets	847	804
Total assets	$275,481	$280,715

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,411	$2,419
Accrued expenses and other current liabilities	11,323	7,875
Deferred revenue	111	182
Operating lease liability – current	186	523
Debt	-	159
Total current liabilities	14,031	11,158
Operating lease liability – non current	8,071	6,540
Contingent consideration	2,836	2,371
Deferred tax liability, net	5,680	8,084
Other non-current liabilities	711	-
Total liabilities	$31,329	$28,153
Commitments and contingencies
Shareholders’ equity:
Ordinary shares, £0.000025 nominal value; 37,291,492 shares authorized, issued and outstanding (December 31, 2021: authorized, issued and outstanding: 37,188,730)	1	1
Deferred A shares, £1 nominal value; 63,443 shares authorized, issued and outstanding (December 31, 2021: authorized, issued and outstanding: 63,443)	86	86
Deferred B shares, £0.01 nominal value; 570,987 shares authorized, issued and outstanding (December 31, 2021: authorized, issued and outstanding: 570,987)	8	8
Deferred C shares, £0.000007 nominal value, 27,828,231 shares authorized, issued and outstanding (December 31, 2021: authorized, issued and outstanding: 27,828,231)	0 [1]	0 [1]
Additional paid-in capital	376,939	369,103
Accumulated deficit	(82,054)	(108,585)
Accumulated other comprehensive loss – foreign currency translation adjustments	(51,143)	(8,488)
Total shareholders’ equity attributable to Vaccitech plc shareholders’	243,837	252,125
Noncontrolling interest	315	437
Total shareholders’ equity	$244,152	$252,562
Total liabilities and shareholders’ equity	$275,481	$280,715

1 indicates amount less than thousand

VACCITECH PLC

CONDENSED Consolidated StatementS of Operations and Comprehensive Loss

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
License revenue [1]	$6,165	16	38,237	48
Service revenue	-	-	-	21
Research grants and contracts	-	3	9	200
Total revenue	6,165	19	38,246	269
Operating expenses
Research and development	9,744	4,371	30,165	13,490
General and administrative	(11,132)	1,184	(13,914)	15,332
Total operating expenses	1,388	5.555	16,251	28,822
Income/ (loss) from operations	7,553	(5,536)	21,995	(28,553)
Other income (expense):
Change in fair value of derivatives embedded in convertible loan notes	-	-	-	5,994
Change in fair value of contingent consideration	(317)	-	(943)	-
Unrealized exchange gain on convertible loan notes	-	-	-	209
Loss on extinguishment of convertible loan notes	-	-	-	(13,789)
Interest income	1,024	-	1,776	2
Interest expense	11	-	3	(2,650)
Research and development incentives	(724)	959	1,150	2,789
Other	-	-	51	(3)
Total other (expense)/ income	(6)	959	2,037	(7,448)
Tax benefit	674	7	2,452	60
Net income/(loss)	8,221	(4,570)	26,484	(35,941)
Net loss attributable to noncontrolling interest	21	13	47	189
Net income/(loss) attributable to Vaccitech plc shareholders	8,242	(4,557)	26,531	(35,752)

Weighted-average ordinary shares outstanding, basic	37,247,123	34,843,154	37,213,787	22,697,462
Weighted-average ordinary shares outstanding, diluted	38,156,564	34,843,154	38,226,092	22,697,462
Net income/(loss) per share attributable to ordinary shareholders, basic	$0.22	(0.13)	0.71	(1.58)
Net income/(loss) per share attributable to ordinary shareholders, diluted	$0.22	(0.13)	0.69	(1.58)

Net income/(loss)	$8,221	(4,570)	26,484	(35,941)
Other comprehensive loss – foreign currency translation adjustments	(19.940)	(6,473)	(42,730)	(7,803)
Comprehensive loss	(11,719)	(11,043)	(16,246)	(43,744)
Comprehensive loss attributable to noncontrolling interest	51	25	122	194
Comprehensive loss attributable to Vaccitech plc shareholders	$(11,668)	(11,018)	(16,124)	(43,550)

1Includes license revenue from related parties for the three and nine month periods ended September 30, 2022, of $6.2 million and $38.2 million, respectively.

IR contacts:
Christopher M. Calabrese	Kevin Gardner
Managing Director	Managing Director
LifeSci Advisors	LifeSci Advisors
917-680-5608	617-283-2856
ccalabrese@lifesciadvisors.com	kgardner@lifesciadvisors.com

Media contact:
Mike Beyer
SAM BROWN, INC
312-961-2502
mikebeyer@sambrown.com

Company contact:
Jonothan Blackbourn
IR & PR Manager
Vaccitech
IR@vaccitech.co.uk